EXHIBIT 10.2

                               SERVICES AGREEMENT

     This Agreement, effective this 26th day of May, 2000, is entered into by and between WCM Capital, Inc., a Delaware corporation ("Client"), having an address at 76 Beaver Street, Suite 500, New York, NY 10005 and Joseph Laura, Esq. ("Consultant"), having an address at c/o Laura & Matarrese, 707 Annandale Road, Staten Island, New York 10312

     WHEREAS, Consultant has been consulting with and advising the Company with respect to certain matters; and

     WHEREAS, Consultant has committed time and incurred significant expenses in rendering services to the Company; and

     WHEREAS, Consultant and Client wish to formalize their agreement with respect to the duties of Consultant and the compensation to be provided to Consultant, in accordance with the terms and conditions hereinafter set forth.

     NOW THEREFORE, the parties agree as follows.

1. SERVICES. Client desires, and Consultant has provided and will continue to provide services for WCM Capital, Inc. of the nature and type requested by Client in the areas of Consultant's practice and expertise, during the term described below (the "Services"). Upon the reasonable request of Client, Consultant shall provide Client with future Services pursuant to the terms and conditions of this Agreement. The Services of the Consultant shall include, but not be limited to, providing general and specialized consulting and act as an advisor to the Company with respect to certain joint venture and/or strategic partners in the mining and milling or in the technology sector and any advisory or other services incidental thereto.

2. INDEPENDENT CONTRACTOR. Individuals who perform Services for or on behalf of Consultant to Client, shall be considered the agents, consultants, contractors or employees of Consultant. The relationship between Consultant and Client is solely one of independent contractor. Consultant is entitled to perform the Services required herein through the use of his own personnel. Nothing herein shall be construed or interpreted to deem the relationship between Client and Consultant to be an employer/employee relationship. Consultant shall be responsible for all contract obligations he may have with his personnel with any fringe benefits to which they may be entitled by reason of being personnel of Consultant. Consultant shall also be responsible for withholding payroll taxes from the wages and salaries paid to his personnel and the payment of all payroll taxes relating to their employment to government agencies and shall provide workman's compensation insurance, unemployment insurance and any other insurance required by statute.


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3. CHARGES FOR SERVICES. In consideration for the Services previously rendered and invoiced to Client on the date hereof in the aggregate amount of $ 614,760 by Consultant, Client agrees to issue to Consultant and Consultant agrees to accept, in lieu of a cash payment, the sum of Two Hundred Thirty Three Thousand Six Hundred Ninety (153,690) shares of the common stock of Client, which shall be issued to Consultant immediately following execution hereof, free and clear of all liens, encumbrances and restrictions as provided in Section 4 hereof. Any future services of Consultant shall be billed to the Company at Consultant's hourly rate of $500.00 per hour, plus expenses, on a quarterly basis.

4. S-8 REGISTRATION. Client agrees to file a registration statement on Form S-8 with the Securities & Exchange Commission, registering all shares payable hereunder to Consultant. Said filling shall occur as soon as practical after the shares have been issued to Consultant, and Consultant agrees to cooperate in full with Client in making such filing.

5. INABILITY TO PERFORM. Consultant and Client shall not be required to perform their respective obligations under this Agreement, or be liable for their failure to perform for delay in performance of their obligations hereunder if such performance is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of the other party, including, without limitation, any labor dispute, personal illness or injury, act of God, or regulation or order of any government authority. If performance is not possible for thirty
(30) consecutive days, either party can terminate and the verifiable fees and costs owed Consultant by Client shall become a lien against the assets of Client.

6. TERM AND TERMINATION. This Agreement shall be effective upon the date first written above and shall continue in effect for six (6) months thereafter unless otherwise extended or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice of termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed. This Agreement may be terminated by either party in the event of the refusal or inability of the other party to perform hereunder as provided in Section 5, or in the event of the breach of any obligation under this Agreement by the other party. Such termination upon breach shall be made by written notice to the other party and shall become effective ten (10) days after delivery of such notice, provided the defaulting party has not cured any such default to the satisfaction of the other party within said ten (10) day period.

7.   MISCELLANEOUS.

(a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized


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courier service, or by U.S. Mail, registered or certified, postage, prepaid, return receipt requested, to the address of each party set forth in the heading of the agreement, or to such other address as either party may substitute by written notice to the other party.

(b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and heir respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.

(c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.

(d) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).

(f) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

(g) This Agreement shall be governed by and interpreted under the laws of the State of New York..


IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.

CLIENT:                                             CONSULTANT:

WCM Capital Inc.                                    Joseph Laura

By:  /s/  Robert Waligunda                          /s/  Joseph Laura
     -------------------------                      -----------------------
Its: President


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